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                                                               Exhibit (a)(1)(C)

                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                          LOWRANCE ELECTRONICS, INC.


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, FEBRUARY 12, 2001 UNLESS THE OFFER IS EXTENDED


  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, $.10 par value per share (the "Shares"), of Lowrance Electronics, Inc., a Delaware corporation ("Lowrance"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See
Section 3 of the Offer to Purchase, dated January 16, 2001 (the "Offer to Purchase").

                       The Depositary for the Offer is:

                   AMERICAN STOCK TRANSFER AND TRUST COMPANY

              By Mail,

     Hand or Overnight Courier:

                                            By Facsimile Transmission:

           59 Maiden Lane                (For Eligible Institutions Only)
      New York, New York 10038                    (718) 234-5001

                           Telephone to Confirm Fax:

                       (718) 921-8200 or (800) 937-5449

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Blue Marlin, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of Lowrance, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


                                                        SIGN HERE
Number of Shares: ___________________


Certificate No(s) (if available):         Name(s) of Record Holder(s):


_____________________________________     _____________________________________


_____________________________________

                                          _____________________________________
If Shares will be tendered by book-                (Please Print)
entry transfer at The Depository
Trust Company, please provide
Account No.: ________________________

                                          Address(es): ________________________


                                          _____________________________________
Date: _______________________________                (Zip Code)

                                          Area Code and Telephone No(s):

                                          _____________________________________

                                          Signature(s):
                                          _____________________________________

                                          _____________________________________

                                   GUARANTEE

                   (Not to be used for signature guarantee)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange is open for business.

Name of Firm: _______________________     Title: ______________________________


_____________________________________     Name: _______________________________
       (Authorized Signature)                  (Please Print or Type)


Address: ____________________________     Area Code and Telephone No.: ________


_____________________________________     Dated: ______________________________

             (Zip Code)
  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE
                     SENT WITH YOUR LETTER OF TRANSMITTAL